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                                                                    EXHIBIT 24.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-46482, 33-50196, 33-63764, 33-62752, 33-52369, 33-54033,
33,51313) and Form S-8 (Nos. 33-33346, 33-44652, 33-52884, 33-56578, 33-52895,
33-52899) of Continental Medical Systems, Inc. of our report dated August 9, 1994, with respect to the consolidated financial statements and schedules of Continental Medical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1994.

                                                          Ernst & Young LLP




Harrisburg, Pennsylvania
September 19, 1994